Exhibit 99.1

NEXSTAR MEDIA GROUP REPORTS RECORD FOURTH QUARTER NET REVENUE OF $1.49 BILLION

AND FISCAL YEAR 2022 NET REVENUE OF $5.21 BILLION

Q4 Consolidated Net Revenue Drives Operating Income of $294.0 Million, Net Income of $178.1 Million,

Consolidated Adjusted EBITDA of $598.2 Million and Attributable Free Cash Flow of $422.1 Million

Excluding The CW Network, LLC Q4 Adjusted EBITDA of $661.8 Million and Free Cash Flow of $458.1 Million

All-Time High Quarterly and Full Year Return of Capital to Shareholders of $293.3 Million and $1.02 Billion, Respectively

Issues Average Annual Attributable Free Cash Flow Guidance for the 2023/2024 Cycle of $1.25 Billion

IRVING, Texas – February 28, 2023 – Nexstar Media Group, Inc. (NASDAQ: NXST) (“Nexstar” or “the Company”) today reported financial results for the fourth quarter ended December 31, 2022 as summarized below:

Summary 2022 Fourth Quarter and Full Year Highlights

NEXSTAR - CONSOLIDATED(1)

	Three Months Ended December 31,		%	Years Ended December 31,		%
($ in millions)	2022	2021	Change	2022	2021	Change
Core Advertising Revenue	$477.5	$493.7	(3.3)	$1,718.3	$1,761.7	(2.5)
Political Advertising Revenue	265.9	18.9	+1,306.9	505.6	45.2	+1,018.6
Total Television Advertising Revenue	$743.4	$512.6	+45.0	$2,223.9	$1,806.9	+23.1

Distribution Revenue	615.6	615.9	-	2,571.3	2,472.9	+4.0
Digital Revenue	112.0	101.7	+10.1	364.6	322.6	+13.0
Other Revenue	15.7	15.6	+0.6	51.2	46.0	+11.3
Net Revenue	$1,486.7	$1,245.8	+19.3	$5,211.0	$4,648.4	+12.1

Income from Operations	$294.0	$324.7	(9.5)	$1,312.1	$1,175.4	+11.6

Net Income	$178.1	$262.2	(32.1)	$943.5	$830.4	+13.6

Adjusted EBITDA(2)	$598.2	$499.3	+19.8	$2,222.8	$1,904.6	+16.7
Adjusted EBITDA Margin(3)	40.2%	40.1%		42.7%	41.0%

Attributable Free Cash Flow(2)	$422.1	$330.2	+27.8	$1,501.8	$1,251.2	+20.0

NEXSTAR - EXCLUDING THE CW NETWORK, LLC (“Nexstar, Ex-The CW”)(1)
Net Revenue	$1,424.5	$1,245.8	+14.3	$5,148.8	$4,648.4	+10.8

Adjusted EBITDA(2)	$661.8	$499.3	+32.5	$2,286.4	$1,904.6	+20.0
Adjusted EBITDA Margin(3)	46.5%	40.1%		44.4%	41.0%

Free Cash Flow(2)	$458.1	$330.2	+38.7	$1,537.8	$1,251.2	+22.9

_____________________

(1) On September 30, 2022, Nexstar completed its acquisition of a 75% ownership interest in The CW Network, LLC (“The CW”). Nexstar – Consolidated refers to all of the Company’s operations while Nexstar, Ex-The CW refers to the Consolidated results without The CW operations (and eliminations). Management believes this presentation to be useful to investors as an indicator of our assets’ operating performance as we are undertaking initiatives to improve the profitability of The CW. See the “Definitions and Disclosures Regarding Non-GAAP Financial Information” section of this press release for more information.

(2) Definitions and disclosures regarding non-GAAP financial information including reconciliations are included at the end of the press release. Beginning in the fourth quarter of 2022, Nexstar defined Adjusted EBITDA and Free Cash Flow as metrics excluding transaction and one-time expenses. As such, Adjusted EBITDA Before Transaction and Other One-Time Expenses and Free Cash Flow Before Transaction and Other One-Time Expenses descriptions are no longer presented.

(3) Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net revenue.

Nexstar Media Group, Inc. 02/28/2023	page 2

CEO Comment

Perry Sook, Nexstar’s Chairman and Chief Executive Officer, commented, “2022 was a monumental year for Nexstar as we generated $5.2 billion of revenue as well as record levels of Adjusted EBITDA and free cash flow. We returned approximately 68% of our 2022 attributable free cash flow, or a record $1.02 billion, to our shareholders in the form of share repurchases and dividends. Our ability to deliver record results and excellent shareholder returns – including being one of the best performing media and entertainment stocks in 2022 -- underscores the benefits of our unique scale, the strength of our operating model and our ability to consistently generate substantial free cash flow.

“Our strong financial results are a referendum on the power of the broadcast model and its ability to deliver audiences at scale and strong levels of free cash flow. Our portfolio of local and national media assets provide nationwide reach on par with other broadcast networks and local activation at a greater scale than any other broadcast network owner, creating a differentiated and attractive value proposition for advertisers, brands and content owners in an increasingly fragmented marketplace. We are focused on the continued expansion of our capabilities and leveraging our linear, digital, mobile and streaming assets in new ways to deliver new levels of monetization, growth and shareholder returns.

“Looking ahead, 2023 will benefit from the 2022 renegotiation of our distribution contracts representing more than half of our subscribers, and 2024 will benefit from presidential election year political advertising and additional distribution contract renewals. For the 2023/2024 cycle, we expect to generate pro forma average annual attributable free cash flow of approximately $1.25 billion, inclusive of $90 million of attributable losses and associated tax benefit from The CW. Our strong free cash flow enables us to not only increase the percentage of capital returned to shareholders in the form of dividends but also continue to opportunistically repurchase shares, as well as reduce debt and pursue other strategic opportunities to further enhance shareholder value.”

Fourth Quarter and Full Year 2022 Operational Highlights

•
Marked new financial milestones, delivering full year revenue in excess of $5.0 billion for the first time, as well as full year adjusted EBITDA and attributable free cash flow in excess of $2.2 billion and $1.5 billion, respectively.
•
Delivered all-time high quarterly and full year return of capital to shareholders of $293.3 million and $1.02 billion, respectively.
•
Generated record non-presidential year political advertising revenue of $505.6 million, just $2.0 million shy of 2020 presidential election year levels.
•
Successfully renewed distribution agreements with over half of our subscriber base on terms favorable to the Company, enabling Nexstar to deliver continued annual distribution revenue growth.
•
Extended our network affiliation agreements with ABC.
•
Closed our previously announced acquisition of a 75% ownership interest in The CW Network (for no consideration) and immediately began implementing our operating plan, including appointing key personnel, reducing overhead costs and adding new programming.
•
Appointed experienced sales and advertising executive Michael Strober to the newly created position of Executive Vice President and Chief Revenue Officer, responsible for leading the execution of a new advertising sales and go-to-market strategy for the Company to accelerate the monetization of Nexstar’s platform with a focus on the national advertising opportunity which is double the size of the local advertising market that Nexstar has historically predominantly served.

Nexstar Media Group, Inc. 02/28/2023	page 3

•
Expanded programming, added key journalists and editorial content at NewsNation, America’s fastest growing cable news network and the only cable news network to see double digit growth in total viewers in 2022.
•
Launched The Hill TV FAST channel, building upon The Hill’s success as an essential, agenda-setting read for lawmakers, policymakers and influential digital consumers from Capitol Hill to Main Street, as well as CTV/OTT apps for NewsNation available on a variety of platforms.
•
Led the industry in deployment of ATSC 3.0, or NEXTGEN TV, in markets reaching approximately 35% of U.S. TV households.
•
Completed the $3.05 billion refinancing of the Company’s senior secured term loans and revolving credit facilities reducing annual cash interest expense by approximately $10.0 million while extending maturities.
•
Eliminated the Company’s Class B and Class C Common Stock classes, facilitating Nexstar’s addition to the S&P 400 Index.
•
Announced that the Board of Directors voted to recommend that shareholders approve an amendment to Nexstar’s corporate charter to declassify the Board of Directors, at the Company’s 2023 Annual Meeting of Shareholders.

Fourth Quarter 2022 Financial Highlights

•
Record fourth quarter net revenue of $1.49 billion increased 19.3% from the prior year quarter.
o
Revenue growth was driven by strong political advertising revenue and the impact of the acquisition of The CW, partially offset by a decline in core television advertising due primarily to softness in the national advertising market. Excluding The CW, fourth quarter net revenue increased 14.3% from the prior year quarter.
o
50% of Nexstar’s fourth quarter net revenue was generated by distribution, digital and other revenue sources.

•
Fourth quarter core television advertising revenue of $477.5 million decreased 3.3% year-over-year, reflecting a softer national advertising market and political inventory displacement.
o
Offsetting the rate of core television advertising revenue decline was the inclusion of The CW and a more stable local advertising market, aided by new local television advertising incentive program revenue of $37 million which was flat to prior year’s results reflecting strong political ad spending.

•
Fourth quarter political advertising revenue of $265.9 million increased 1,306.9% year-over-year.
o
The increase reflects strong mid-term election spending, led by spending in Nevada, California, Illinois, Ohio and Pennsylvania, among others.

•
Fourth quarter distribution revenue of approximately $616 million was flat versus prior year.
o
Fourth quarter distribution revenue was impacted by MVPD subscriber attrition and negotiations with MVPDs in connection with new distribution agreements which resulted in the temporary removal of Nexstar and partner stations from certain MVPDs in the quarter as well as a dispute settlement.
o
Offsetting these impacts were increases in distribution revenue from the inclusion of affiliation fees related to The CW as well as growth in virtual MVPD revenue, MVPD rate resets and contractual annual rate escalators.

•
Record fourth quarter digital revenue increased 10.1% year-over-year to approximately $112 million.
o
Revenue growth was driven by contributions from The CW and year-over-year increases in Nexstar’s local digital advertising revenue and agency services business, partially offset by weakness in national advertising and ecommerce.

Nexstar Media Group, Inc. 02/28/2023	page 4

•
On a consolidated basis, fourth quarter adjusted EBITDA increased 19.8% to $598.2 million, representing a 40.2% margin, and fourth quarter attributable free cash flow increased 27.8% to $422.1 million.
o
Growth in Adjusted EBITDA was primarily attributable to increased revenue net of related variable expenses and continued operational focus on controlling fixed expense growth, partially offset by our attributable interest in the losses associated with The CW.

•
Excluding The CW, fourth quarter adjusted EBITDA increased 32.5% to $661.8 million, representing a 46.5% margin, and fourth quarter free cash flow increased 38.7% to $458.1 million, amounting to 69.2% of Adjusted EBITDA.

•
In the fourth quarter of 2022, the Company used cash flow from operations to:
o
Return $293.3 million to shareholders through the repurchase of 1,485,631 shares of Nexstar’s common stock at an average price of approximately $174.60 per share for a total cost of $259.4 million, and quarterly cash dividend payments of $33.9 million, and
o
Reduce debt by approximately $231.7 million.

•
The Company closed on the sale of its remaining Chicago real estate for net proceeds of approximately $156 million.

Full Year 2022 Financial Highlights

•
Record full year net revenue of $5.21 billion increased 12.1% over the prior year.
o
Top-line growth was driven primarily by year-over-year increases in political advertising, the inclusion of The CW and The Hill, which was acquired in the third quarter of 2021.
o
Excluding The CW, full year net revenue increased 10.8% over the prior year.
•
Full year core television advertising revenue of $1.72 billion decreased 2.5% versus the prior year, reflecting a softer national advertising market, the benefit of the Olympics in 2021, and political inventory displacement, partially offset by the inclusion of The CW.

•
Record full year distribution revenue of $2.6 billion increased 4% over the prior year.
o
The increase reflects the renewal of distribution agreements in 2021 on improved terms and annual rate escalators, the inclusion of affiliation fees associated with The CW as well as growth in virtual MVPD revenue offset by the fourth quarter impacts related to certain distribution negotiations and traditional MVPD subscriber attrition.

•
Record full year digital revenue of $364.6 million increased 13% over the prior year.
o
Revenue growth was driven by year-over-year increases in Nexstar’s core digital advertising revenue and agency services business, combined with contributions from The Hill and The CW, partially offset by weakness in national advertising and ecommerce.

•
On a consolidated basis, record full year adjusted EBITDA increased 16.7% to $2.22 billion, representing a 42.7% margin, and record full year attributable free cash flow increased 20.0% to $1.50 billion.

•
Excluding The CW, record full year adjusted EBITDA increased 20.0% to $2.29 billion, representing a 44.4% margin, and record full year free cash flow increased 22.9% to $1.54 billion, representing 67.3% of Adjusted EBITDA.

•
For the full year, Nexstar used cash from operations to:
o
Return $1.02 billion to shareholders, representing a 56.2% increase over 2021 full year levels, through the repurchase of $880.7 million of Nexstar’s common stock and cash dividends of $142.2 million, and

Nexstar Media Group, Inc. 02/28/2023	page 5

o
Reduce debt by $477.6 million.

•
As of December 31, 2022, Nexstar had 36.8 million shares of common stock outstanding and approximately $1.26 billion available under its share repurchase authorization.

Debt and Leverage Review

•
The consolidated debt of Nexstar and Mission Broadcasting, Inc., an independently owned variable interest entity, at December 31, 2022 was $6.95 billion, including senior secured debt of $4.24 billion.
•
The Company calculates its leverage ratios in accordance with the terms of its credit agreements which ratios only include Nexstar, excluding The CW Network’s operations.
o
The Company’s first lien net leverage ratio at December 31, 2022 was 1.77x compared to a covenant of 4.25x.
o
The Company’s total net leverage ratio at December 31, 2022 was 2.93x.

The table below summarizes the Company’s debt obligations (net of financing costs, discounts and/or premiums).

($ in millions)	December 31, 2022	December 31, 2021
Revolving Credit Facilities	$61.5	$61.5
First Lien Term Loans	4,179.1	4,571.5
5.625% Senior Unsecured Notes due 2027	1,718.0	1,790.2
4.75% Senior Unsecured Notes due 2028	992.9	991.9
Total Outstanding Debt	$6,951.5	$7,415.1

Unrestricted Cash	$204.1	$190.9

Fourth Quarter Conference Call

Nexstar will host a conference call at 10:00 a.m. ET today. Senior management will discuss the financial results and host a question-and-answer session. The dial in number for the audio conference call is +1 877-407-9208 or +1 201-493-6784, conference ID 13735877 (domestic and international callers). Participants can also listen to a live webcast of the call through the “Events and Presentations” section under “Investor Relations” on Nexstar’s website at nexstar.tv. A webcast replay will be available for 90 days following the live event at nexstar.tv.

Nexstar Media Group, Inc. 02/28/2023	page 6

Definitions and Disclosures Regarding non-GAAP Financial Information

Nexstar Media Inc., a wholly-owned subsidiary of the Company, acquired a 75% ownership interest in The CW on September 30, 2022 and designated The CW as an “Unrestricted Subsidiary” as permitted under the terms of its debt agreements. The financial results for The CW are included in the financial presentation herein from that date forward. The financial results of The CW, the Company’s only Unrestricted Subsidiary, and associated eliminations are excluded from the calculation of the Company’s leverage ratio for purposes of compliance with its financial covenant.

Beginning in the fourth quarter of 2022, Nexstar defined Adjusted EBITDA and Free Cash Flow as metrics excluding transaction and one-time expenses. As such, Adjusted EBITDA Before Transaction and Other One-Time Expenses and Free Cash Flow Before Transaction and Other One-Time Expenses descriptions are no longer presented.

Adjusted EBITDA is calculated as net income, plus interest expense (net), loss on extinguishment of debt, income tax expense (benefit), depreciation and amortization expense (excluding amortization of broadcast rights for The CW), (gain) loss on asset disposal, transaction and other one-time expenses, impairment charges, (income) loss from equity method investments, distributions from equity method investments and other expense (income), minus reimbursement from the FCC related to station repack and broadcast rights payments (excluding broadcast rights payments for The CW). We consider Adjusted EBITDA to be an indicator of our assets’ operating performance and a measure of our ability to service debt. It is also used by management to identify the cash available for strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs. We also believe that Adjusted EBITDA is useful to investors and lenders as a measure of valuation and ability to service debt.

Adjusted EBITDA for Nexstar - Excluding The CW Network, LLC is calculated as Consolidated Adjusted EBITDA, less the Adjusted EBITDA of The CW and Eliminations.

Free cash flow is calculated as net income, plus interest expense (net), loss on extinguishment of debt, income tax expense (benefit), depreciation and amortization expense (excluding amortization of broadcast rights for The CW), (gain) loss on asset disposal, stock-based compensation expense, transaction and other one-time expenses, impairment charges, (income) loss from equity method investments, distributions from equity method investments and other expense (income), minus payments for broadcast rights (excluding broadcast rights payments for The CW), cash interest expense, capital expenditures, proceeds from disposals of property and equipment, and operating cash income tax payments. We consider Free Cash Flow to be an indicator of our assets’ operating performance. In addition, this measure is useful to investors because it is frequently used by industry analysts, investors and lenders as a measure of valuation for broadcast companies, although their definitions of Free Cash Flow may differ from our definition.

Attributable Free Cash Flow is calculated as Consolidated Free Cash Flow, less free cash flow of The CW attributable to its noncontrolling interests.

Free Cash Flow for Nexstar - Excluding The CW Network, LLC is calculated as Consolidated Free Cash Flow, less the free cash flow of The CW and Eliminations.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

Nexstar Media Group, Inc. 02/28/2023	page 7

With respect to our forward-looking guidance, no reconciliation between a non-GAAP measure to the closest corresponding GAAP measure is included in this release because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts. We believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. In particular, a reconciliation of forward-looking Free Cash Flow to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures. For example, the definition of Free Cash Flow excludes stock-based compensation expenses specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. In addition, the definition of Free Cash Flow excludes the impact of non-recurring or unusual items such as impairment charges, transaction-related costs and gains or losses on sales of assets which are unpredictable. We expect the variability of these items to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

About Nexstar Media Group, Inc.

Nexstar Media Group, Inc. (NASDAQ: NXST) is a leading diversified media company that produces and distributes engaging local and national news, sports and entertainment content across television, streaming and digital platforms, including nearly 300,000 hours of original video content each year. Nexstar owns America’s largest local broadcasting group comprised of top network affiliates, with 200 owned or partner stations in 116 U.S. markets reaching 212 million people. Nexstar’s national television properties include The CW, America’s fifth major broadcast network, NewsNation, America’s fastest-growing national news and entertainment cable network reaching 70 million television homes, popular entertainment multicast networks Antenna TV and Rewind TV, and a 31.3% ownership stake in TV Food Network. The Company’s portfolio of digital assets, including The Hill and BestReviews, are collectively a Top 10 U.S. digital news and information property. In addition to delivering exceptional content and service to our communities, Nexstar provides premium multiplatform and video-on-demand advertising opportunities at scale for businesses and brands seeking to leverage the strong consumer engagement of our compelling content offering. For more information, please visit nexstar.tv.

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions. For these statements, Nexstar claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, future financial performance, including changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of business acquisitions (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Nexstar’s other filings with the Securities and Exchange Commission.

Nexstar Media Group, Inc. 02/28/2023	page 8

Investor Contacts:	Media Contact:
Thomas E. Carter President and Chief Operating Officer Nexstar Media Group, Inc. 972/373-8800	Gary Weitman EVP and Chief Communications Officer Nexstar Media Group, Inc. 972/373-8800 or gweitman@nexstar.tv
Lee Ann Gliha Executive Vice President and Chief Financial Officer Nexstar Media Group, Inc. 972/373-8800
Joseph Jaffoni or Jennifer Neuman
JCIR
212/835-8500 or nxst@jcir.com

Nexstar Media Group, Inc. 02/28/2023	page 9

Nexstar Media Group, Inc.

Consolidated Statements of Operations and Comprehensive Income

(in millions, except for share and per share amounts, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net revenue	$1,486.7	$1,245.8	$5,211.0	$4,648.4

Operating expenses (income):
Direct operating expenses	502.1	470.6	2,004.8	1,862.4
Selling, general and administrative expenses, excluding corporate	277.5	236.5	903.5	848.4
Corporate expenses	49.2	43.6	198.4	175.8
Depreciation and amortization expense	231.0	152.3	662.1	588.6
Goodwill and other long-lived asset impairments	132.9	23.0	132.9	23.0
Reimbursement from the FCC related to station repack	-	(1.8)	(2.8)	(19.7)
Other	-	(3.1)	-	(5.5)
Total operating expenses	1,192.7	921.1	3,898.9	3,473.0
Income from operations	294.0	324.7	1,312.1	1,175.4
Gain on bargain purchase	1.5	-	55.6	-
Income from equity method investments, net	43.2	46.9	153.4	124.6
Interest expense, net	(103.4)	(70.2)	(336.6)	(282.7)
Pension and other postretirement plans credit, net	10.4	28.0	43.1	80.9
Other expenses, net	-	(0.6)	(10.5)	(4.9)
Income before income taxes	245.7	328.8	1,217.1	1,093.3
Income tax expense	(67.6)	(66.6)	(273.6)	(262.9)
Net income	178.1	262.2	943.5	830.4
Net loss attributable to noncontrolling interests	25.2	1.7	27.6	4.1
Net income attributable to Nexstar Media Group, Inc.	$203.3	$263.9	$971.1	$834.5

Net income per common share attributable to Nexstar Media Group, Inc.:
Basic	$5.42	$6.44	$24.68	$19.81
Diluted	$5.30	$6.19	$24.16	$18.98

Weighted average number of common shares outstanding:
Basic (in thousands)	37,523	40,987	39,349	42,133
Diluted (in thousands)	38,320	42,676	40,187	43,982

Net income	$178.1	$262.2	$943.5	$830.4
Other comprehensive income (loss):
Change in unrecognized amounts included in pension and other postretirement benefit obligations, net of tax benefit (expense) of $39.3 in 2022 and ($36.7) in 2021	(114.4)	107.1	(114.4)	107.1
Total comprehensive income	63.7	369.3	829.1	937.5
Total comprehensive loss attributable to noncontrolling interests	25.2	1.7	27.6	4.1
Total comprehensive income attributable to Nexstar Media Group, Inc.	$88.9	$371.0	$856.7	$941.6

Nexstar Media Group, Inc. 02/28/2023	page 10

Nexstar Media Group, Inc.

Reconciliation of Adjusted EBITDA (Non-GAAP Measure)

($ in millions, unaudited)

	Three Months Ended December 31, 2022				Three Months Ended December 31, 2021
Adjusted EBITDA:	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated
Net income (loss)	$272.4	$(94.3)	$-	$178.1	$262.2	$-	$-	$262.2

Add (Less):
Interest expense (income), net	103.9	(0.5)	-	103.4	70.2	-	-	70.2
Income tax expense	67.6	-	-	67.6	66.6	-	-	66.6
Depreciation and amortization expense(1)	139.7	1.5	-	141.2	152.3	-	-	152.3
Stock-based compensation expense	18.2	-	-	18.2	12.4	-	-	12.4
Loss on asset disposal and operating lease terminations, net	3.4	-	-	3.4	2.7	-	-	2.7
Transaction and other one-time expenses	0.4	29.7	-	30.1	3.2	-	-	3.2
Goodwill and other long-lived asset impairments	132.9	-	-	132.9	23.0	-	-	23.0
Income from equity method investments, net	(43.2)	-	-	(43.2)	(46.9)	-	-	(46.9)
Distributions from equity method investments	14.8	-	-	14.8	17.1	-	-	17.1
Pension and other postretirement plans credit, net	(10.4)	-	-	(10.4)	(28.0)	-	-	(28.0)
Other non-cash operating (income) expense	0.1	-	-	0.1	(3.0)	-	-	(3.0)
Other non-operating expenses, net	-	-	-	-	0.6	-	-	0.6
Gain on bargain purchase	(1.5)	-	-	(1.5)	-	-	-	-
Reimbursement from the FCC related to station repack	-	-	-	-	(1.8)	-	-	(1.8)
Payments for broadcast rights(1)	(28.7)	-	-	(28.7)	(34.4)	-	-	(34.4)
Adjusted EBITDA before transaction, one-time and other non-cash items	669.6	(63.6)	-	606.0	496.2	-	-	496.2
Margin %	47.0%	(95.8%)	-	40.8%	39.8%	-	-	39.8%

Less: Transaction and other one-time expenses	(0.4)	(29.7)	-	(30.1)	(3.2)	-	-	(3.2)
Adjusted EBITDA before non-cash and other items	669.2	(93.3)	-	575.9	493.0	-	-	493.0
Margin %	47.0%	(140.5%)	-	38.7%	39.6%	-	-	39.6%

Add (Less):
Stock-based compensation expense	(18.2)	-	-	(18.2)	(12.4)	-	-	(12.4)
Pension and other postretirement plans credit, net(2)	10.4	-	-	10.4	15.5	-	-	15.5
Transaction and other one-time expenses	0.4	29.7	-	30.1	3.2	-	-	3.2
Adjusted EBITDA	$661.8	$(63.6)	$-	$598.2	$499.3	$-	$-	$499.3
Margin %	46.5%	(95.8%)	-	40.2%	40.1%	-	-	40.1%

Net revenue	$1,424.5	$66.4	$(4.2)	$1,486.7	$1,245.8	$-	$-	$1,245.8

Nexstar Media Group, Inc. 02/28/2023	page 11

	Year Ended December 31, 2022				Year Ended December 31, 2021
Adjusted EBITDA:	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated
Net income (loss)	$1,037.8	$(94.3)	$-	$943.5	$830.4	$-	$-	$830.4

Add (Less):
Interest expense (income), net	337.1	(0.5)	-	336.6	282.7	-	-	282.7
Income tax expense	273.6	-	-	273.6	262.9	-	-	262.9
Depreciation and amortization expense(1)	570.8	1.5	-	572.3	588.6	-	-	588.6
Stock-based compensation expense	61.6	-	-	61.6	46.7	-	-	46.7
Loss (gain) on asset disposal and operating lease terminations, net	3.9	-	-	3.9	(6.2)	-	-	(6.2)
Transaction and other one-time expenses	7.2	29.7	-	36.9	7.9	-	-	7.9
Goodwill and other long-lived asset impairments	132.9	-	-	132.9	23.0	-	-	23.0
Income from equity method investments, net	(153.4)	-	-	(153.4)	(124.6)	-	-	(124.6)
Distributions from equity method investments	249.6	-	-	249.6	239.5	-	-	239.5
Pension and other postretirement plans credit, net	(43.1)	-	-	(43.1)	(80.9)	-	-	(80.9)
Other non-cash operating (income) expense	0.6	-	-	0.6	(4.9)	-	-	(4.9)
Other non-operating expenses, net	10.5	-	-	10.5	4.9	-	-	4.9
Gain on bargain purchase	(55.6)	-	-	(55.6)	-	-	-	-
Reimbursement from the FCC related to station repack	(2.8)	-	-	(2.8)	(19.7)	-	-	(19.7)
Payments for broadcast rights(1)	(125.8)	-	-	(125.8)	(167.4)	-	-	(167.4)
Adjusted EBITDA before transaction, one-time and other non-cash items	2,304.9	(63.6)	-	2,241.3	1,882.9	-	-	1,882.9
Margin %	44.8%	(95.8%)	-	43.0%	40.5%	-	-	40.5%

Less: Transaction and other one-time expenses	(7.2)	(29.7)	-	(36.9)	(7.9)	-	-	(7.9)
Adjusted EBITDA before non-cash and other items	2,297.7	(93.3)	-	2,204.4	1,875.0	-	-	1,875.0
Margin %	44.6%	(140.5%)	-	42.3%	40.3%	-	-	40.3%

Add (Less):
Stock-based compensation expense	(61.6)	-	-	(61.6)	(46.7)	-	-	(46.7)
Pension and other postretirement plans credit, net(2)	43.1	-	-	43.1	68.4	-	-	68.4
Transaction and other one-time expenses	7.2	29.7	-	36.9	7.9	-	-	7.9
Adjusted EBITDA	$2,286.4	$(63.6)	$-	$2,222.8	$1,904.6	$-	$-	$1,904.6
Margin %	44.4%	(95.8%)	-	42.7%	41.0%	-	-	41.0%

Net revenue	$5,148.8	$66.4	$(4.2)	$5,211.0	$4,648.4	$-	$-	$4,648.4

_____________________

(1) Only the columns including The CW do not adjust for amortization of broadcast rights (already deducted from Net Income) and payments for broadcast rights (i.e. programming payments). Because The CW licenses original programming, the programming payments precede the airing of the content as the content is being produced. Because these licenses are typically only on a season-by-season basis, The CW does not adjust for these timing differences.

(2) Excludes $12.5 million settlement gain from the purchase of an annuity contract related to certain participants of a qualified pension plan during Q4 2021.

Nexstar Media Group, Inc. 02/28/2023	page 12

Nexstar Media Group, Inc.

Reconciliation of Free Cash Flow (Non-GAAP Measure)

($ in millions, unaudited)

	Three Months Ended December 31, 2022				Three Months Ended December 31, 2021
Free Cash Flow:	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated
Net income (loss)	$272.4	$(94.3)	$-	$178.1	$262.2	$-	$-	$262.2

Add (Less):
Interest expense (income), net	103.9	(0.5)	-	103.4	70.2	-	-	70.2
Income tax expense	67.6	-	-	67.6	66.6	-	-	66.6
Depreciation and amortization expense(1)	139.7	1.5	-	141.2	152.3	-	-	152.3
Stock-based compensation expense	18.2	-	-	18.2	12.4	-	-	12.4
Loss on asset disposal and operating lease terminations, net	3.4	-	-	3.4	2.7	-	-	2.7
Transaction and other one-time expenses	0.4	29.7	-	30.1	3.2	-	-	3.2
Goodwill and other long-lived asset impairments	132.9	-	-	132.9	23.0	-	-	23.0
Income from equity method investments, net	(43.2)	-	-	(43.2)	(46.9)	-	-	(46.9)
Distributions from equity method investments	14.8	-	-	14.8	17.1	-	-	17.1
Pension and other postretirement plans credit, net	(10.4)	-	-	(10.4)	(28.0)	-	-	(28.0)
Other non-cash operating (income) expense	0.1	-	-	0.1	(3.0)	-	-	(3.0)
Other non-operating expenses, net	-	-	-	-	0.6	-	-	0.6
Gain on bargain purchase	(1.5)	-	-	(1.5)	-	-	-	-
Payments for broadcast rights(1)	(28.7)	-	-	(28.7)	(34.4)	-	-	(34.4)
Cash interest (expense) income, net	(100.9)	0.5	-	(100.4)	(66.3)	-	-	(66.3)
Capital expenditures, excluding station repack and CVR spectrum	(56.0)	(1.1)	-	(57.1)	(42.5)	-	-	(42.5)
Capital expenditures related to station repack	-	-	-	-	(3.1)	-	-	(3.1)
Proceeds from disposal of assets(2)	0.3	-	-	0.3	1.0	-	-	1.0
Operating cash income tax (payments) benefit, net(3)(4)	(65.3)	-	12.2	(53.1)	(72.4)	-	-	(72.4)

Free cash flow before transaction, one-time and other non-cash items	447.7	(64.2)	12.2	395.7	314.7	-	-	314.7

Less: Transaction and other one-time expenses	(0.4)	(29.7)	-	(30.1)	(3.2)	-	-	(3.2)

Free cash flow before non-cash and other items	447.3	(93.9)	12.2	365.6	311.5	-	-	311.5

Add: Pension and other postretirement plans credit, net(5)	10.4	-	-	10.4	15.5	-	-	15.5
Transaction and other one-time expenses	0.4	29.7	-	30.1	3.2	-	-	3.2

Free cash flow	$458.1	$(64.2)	$12.2	$406.1	$330.2	$-	$-	$330.2

Less: Free cash flow attributable to noncontrolling interests	-	(16.0)	-	(16.0)	-	-	-	-

Attributable free cash flow(6)	$458.1	$(48.2)	$12.2	$422.1	$330.2	$-	$-	$330.2

Nexstar Media Group, Inc. 02/28/2023	page 13

	Year Ended December 31, 2022				Year Ended December 31, 2021
Free Cash Flow:	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated	Nexstar, Ex-The CW	The CW	Eliminations and Other	Consolidated
Net income (loss)	$1,037.8	$(94.3)	$-	$943.5	$830.4	$-	$-	$830.4

Add (Less):
Interest expense (income), net	337.1	(0.5)	-	336.6	282.7	-	-	282.7
Income tax expense	273.6	-	-	273.6	262.9	-	-	262.9
Depreciation and amortization expense(1)	570.8	1.5	-	572.3	588.6	-	-	588.6
Stock-based compensation expense	61.6	-	-	61.6	46.7	-	-	46.7
Loss (gain) on asset disposal and operating lease terminations, net	3.9	-	-	3.9	(6.2)	-	-	(6.2)
Transaction and other one-time expenses	7.2	29.7	-	36.9	7.9	-	-	7.9
Goodwill and other long-lived asset impairments	132.9	-	-	132.9	23.0	-	-	23.0
Income from equity method investments, net	(153.4)	-	-	(153.4)	(124.6)	-	-	(124.6)
Distributions from equity method investments	249.6	-	-	249.6	239.5	-	-	239.5
Pension and other postretirement plans credit, net	(43.1)	-	-	(43.1)	(80.9)	-	-	(80.9)
Other non-cash operating (income) expense	0.6	-	-	0.6	(4.9)	-	-	(4.9)
Other non-operating expenses, net	10.5	-	-	10.5	4.9	-	-	4.9
Gain on bargain purchase	(55.6)	-	-	(55.6)	-	-	-	-
Payments for broadcast rights(1)	(125.8)	-	-	(125.8)	(167.4)	-	-	(167.4)
Cash interest (expense) income, net	(324.1)	0.5	-	(323.6)	(267.7)	-	-	(267.7)
Capital expenditures, excluding station repack and CVR spectrum	(154.5)	(1.1)	-	(155.6)	(139.8)	-	-	(139.8)
Capital expenditures related to station repack	(0.8)	-	-	(0.8)	(10.0)	-	-	(10.0)
Proceeds from disposal of assets(2)	0.5	-	-	0.5	17.6	-	-	17.6
Operating cash income tax (payments) benefit, net(3)(4)	(334.1)	-	12.2	(321.9)	(319.9)	-	-	(319.9)

Free cash flow before transaction, one-time and other non-cash items	1,494.7	(64.2)	12.2	1,442.7	1,182.8	-	-	1,182.8

Less: Transaction and other one-time expenses	(7.2)	(29.7)	-	(36.9)	(7.9)	-	-	(7.9)

Free cash flow before non-cash and other items	1,487.5	(93.9)	12.2	1,405.8	1,174.9	-	-	1,174.9

Add: Pension and other postretirement plans credit, net(5)	43.1	-	-	43.1	68.4	-	-	68.4
Transaction and other one-time expenses	7.2	29.7	-	36.9	7.9	-	-	7.9

Free cash flow	$1,537.8	$(64.2)	$12.2	$1,485.8	$1,251.2	$-	$-	$1,251.2

Less: Free cash flow attributable to noncontrolling interests	-	(16.0)	-	(16.0)	-	-	-	-

Attributable free cash flow(6)	$1,537.8	$(48.2)	$12.2	$1,501.8	$1,251.2	$-	$-	$1,251.2

_____________________

(1) Only the columns including The CW do not adjust for amortization of broadcast rights (already deducted from Net Income) and payments for broadcast rights (i.e. programming payments). Because The CW licenses original programming, the programming payments precede the airing of the content as the content is being produced. Because these licenses are typically only on a season-by-season basis, The CW does not adjust for these timing differences.

(2) Excludes (i) proceeds from the sale of certain real estate property of $193.5 million during Q4 2022 ($199.5 million in total including $3.0 million deposits received each in 2022 and 2021) and (ii) proceeds from the sale of certain real estate property of $40.4 million during Q2 2022 ($45.3 million in total including deposits received in 2022 of $4.4 million).

(3) Nexstar, Ex-The CW excludes tax payments related to the sale of certain real estate properties of $4.6 million in Q3 2022 and $43.4 million in Q4 2022.

(4) The estimated cash income tax benefit from The CW’s operating results was included in the elimination and other and consolidated columns, but were excluded from the Nexstar, Ex-The CW columns.

(5) Excludes $12.5 million settlement gain from the purchase of an annuity contract related to certain participants of a qualified pension plan during Q4 2021.

(6) The columns including The CW, reflect the Company’s 75% ownership interest in The CW multiplied by The CW’s pre-tax free cash flow; For Nexstar, Ex-The CW column, reflects 100% of the Company’s free cash flow, as defined.

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